Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-209595 on Form F-1 of Ferroglobe PLC of our report, dated August 28, 2013, with respect to the consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows of Globe Specialty Metals, Inc. and subsidiaries for the year ended June 30, 2013, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

July 1, 2016